Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 2000 included in International Specialty Products Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
    Arthur Andersen LLP



Roseland, New Jersey
December 21, 2000